Exhibit 99.5.1
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                                                      498 7th Avenue, 19th Floor
FT INTERACTIVE DATA                                   New York, NY 10018. USA
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Financial Times                                       Tel. 212-497-5030
                                                      Fax. 212-497-3100
                                                      www.FTInteractiveData.com


August 13, 2002

Glickenhaus & Co.
6 East 43rd Street
New York, New York 10017


Lebenthal, a division of Advest, Inc.
90 State House Square
Hartford, Connecticut  06103



RE: EMPIRE STATE MUNICIPAL EXEMPT TRUST
    Guaranteed Series 166


Gentlemen:

We have examined the Registration Statement File No.333-88436, for the referenced Trust and acknowledge that Interactive Data Corporation is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 166. Subsequently, we hereby consent to the reference of FT Interactive Data as Trust evaluator.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our Muniview data base as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Alfred P. Turello
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Alfred P. Turello
Manager, Business Analyst Group